             Securities and Exchange Commission on August 11, 1998
                                                   Registration No. 333-_____
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             1-800 CONTACTS, INC.
            (Exact name of registrant as specified in its charter)

         Delaware                                          87-0571643
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                        Identification Number)



66 East Wadsworth Park Drive, 3rd Floor                        84020
            Draper, Utah                                    (Zip  Code)
(Address of Principal Executive Offices)

             1-800 CONTACTS, INC. 1998 INCENTIVE STOCK OPTION PLAN OPTION AGREEMENTS WITH CERTAIN OFFICERS AND DIRECTORS
                           (Full Title of the Plan)

                               Jonathan C. Coon
                     President and Chief Executive Officer
                             1-800 CONTACTS, INC.
                    66 East Wadsworth Park Drive, 3rd Floor
                             Draper, Utah   84020
                    (Name and Address of Agent for Service)

                                (801) 924-9800
         (Telephone Number, including Area Code of Agent for Service)

                                   Copy to:
                                   -------
                                Dennis M. Myers
                               Kirkland & Ellis
                            200 East Randolph Drive
                           Chicago, Illinois  60601
                                (312) 861-2000

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                                    Proposed            Proposed Maximum       Amount of
Title of Securities to be      Amount to be       Maximum Offering           Aggregate         Registration
      Registered              Registered (1)     Price Per Share (2)       Offering Price           Fee
--------------------------------------------------------------------------------------------------------------

Common Stock,
par value $.01 per share..   521,140 shares (3)       $11.25                 $5,862,825            $1,730
--------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 of the Securities Act, this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the employee benefit plan described herein.
(2) Estimated pursuant to Rule 457(h) based on the average of the high and low prices of the shares reported on the Nasdaq National Market on August 7, 1998.
(3) 310,000 shares reserved for issuance under 1-800 CONTACTS, INC. 1998 Incentive Stock Option Plan and 211,140 shares issuable pursuant to stock option agreements with certain officers and directors.
--------------------------------------------------------------------------------

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the
                                                       --------------
Note to Part I of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed by 1-800 CONTACTS, INC., a Delaware corporation, (the "Corporation") with the Securities and Exchange Commission
                   -----------
(the "Commission") are incorporated herein by reference except to the extent any
      ----------
statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

     (a) The Corporation's Prospectus filed pursuant to Rule 424(b)(4) on February 10, 1998.

     (b) The Corporation's Quarterly Report on Form 10-Q for the quarter ended April 4, 1998 (File No. 0-23633).

     (c) The description of the Corporation's Common Stock, par value $.01 per share (the "Common Stock") contained in Item 1 of the Corporation's Registration
            ------------
Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on January 20,
                                                  ------------
1998.

     (d) All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


        Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL")
                                                                        ----
permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for improper payment of dividends or redemptions of shares or (iv) for any breach of a director's duty of loyalty to the company or its stockholders.
Article X, Part A, of the Corporation's Restated Certificate of Incorporation (the "Restated Certificate") includes such a provision.
      --------------------

        The Corporation's Restated Certificate provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by
                                                             ----------
reason of the fact that he or she is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an
 ----------
official capacity as a Director of officer or in any other capacity while serving as a Director or officer, will be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights then permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise exercise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnity in connection therewith and such indemnification will continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators under the Restated Certificate. This right of indemnification is a contractual right and includes the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an "advance of expenses"); provided, however, that, if and to the
                 ------- -----------    --------  -------
extent that the DGCL requires, an advance of expenses incurred by indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) will be made only upon delivery to the Corporation of an undertaking (an "undertaking"), by or on behalf of such
                                          -----------
indemnitee, to repay all amounts so advanced if it will ultimately be determined by final judicial decision from which there is no further right to appeal (a "final adjudication") that such indemnitee is not entitled to be indemnified for
 ------------------
such
expenses. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of Directors and officers.

        The Restated Certificate authorizes the Corporation purchase and maintain insurance on its own behalf and on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law.

        The Restated Certificate provides that persons who after the date of the adoption of the foregoing provision become or remain Directors or officers of the Corporation or who, while a Director or officer of the Corporation, become or remain a Director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in the Restated Certificate in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in the Restated Certificate apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

        The Restated Certificate provides that the rights to indemnification and to the advance of expenses conferred in the Restated Certificate are not exclusive of any other right which any person may have or hereafter acquire under the Restated Certificate or under any statute, by-law, agreement, vote of stockholders or disinterested Directors or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.

        5.1 Opinion of Kirkland & Ellis with respect to the legality of the shares of the Common Stock being registered hereby.

        23.1  Consent of Arthur Andersen LLP.

        23.2 Consent of Kirkland & Ellis (included in opinion filed as Exhibit 5.1).

ITEM 9.  UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided,
                                                                    --------
however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
-------
Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Draper, State of Utah, on August 10, 1998.

                                    1-800 CONTACTS, INC.

                                    By:    /s/ Jonathan C. Coon
                                         ---------------------------------------
                                           Jonathan C. Coon
                                           President and Chief Executive Officer

                                 *     *     *     *

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.


         Signature                                 Title                                    Date
         ---------                                 -----                                    ----
/s/ Jonathan C. Coon                            President and Chief Executive          August 10, 1998
------------------------------------            Officer and Director (Principal
      Jonathan C. Coon                          Executive Officer)

/s/ Scott S. Tanner                             Chief Financial Officer and            August 10, 1998
------------------------------------            Director (Principal Financial
      Scott S. Tanner                           Officer)

/s/ Robert G. Hunter                            Controller (Principal                  August 10, 1998
------------------------------------            Accounting Officer)
      Robert G. Hunter

/s/ John F. Nichols                             Vice President and Director            August 10, 1998
------------------------------------
      John F. Nichols

                                                                                       August 5, 1998
------------------------------------            Director
      E. Dean Butler


/s/ Donald A. Yacktman                          Director                               August 5, 1998
------------------------------------
      Donald A. Yacktman

    /s/ Stephen A. Yacktman                Director              August 5, 1998
    ------------------------------------
Stephen A. Yacktman

                                 EXHIBIT INDEX
                                 -------------





EXHIBIT
No.                               Description of Document
-------                           -----------------------

5.1 Opinion of Kirkland & Ellis with respect to the legality of the shares of the Common Stock being registered.

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of Kirkland & Ellis (included in opinion filed as Exhibit 5.1).






                                      -8-